Exhibit 99.1

Aytu BioPharma Announces Exclusive Agreement with Medomie Pharma Ltd. to Commercialize Adzenys XR-ODT® and Cotempla XR-ODT® in Israel and the Palestinian Authority

After the completion of local regulatory approvals, Aytu anticipates exporting to Medomie both of its novel, orally disintegrating, extended-release tablets for the treatment of ADHD

ENGLEWOOD, CO and GIVATAYIM, ISRAEL/ July 31, 2023 / Aytu BioPharma, Inc. (the Company or "Aytu") (NASDAQ: AYTU), a pharmaceutical company focused on commercializing novel therapeutics, and Medomie Pharma Ltd, a privately owned pharmaceutical company focused on distributing and selling innovative branded medicines, biosimilars and niche generic products for patients in Israel and the Palestinian Authority, today announced the signing of an exclusive collaboration, distribution and supply agreement for Aytu’s Adzenys XR-ODT® and Cotempla XR-ODT® product lines. Medomie will seek local regulatory approvals and marketing authorizations for both Adzenys and Cotempla. This agreement represents Aytu’s first international commercial agreement for Adzenys and Cotempla.

Josh Disbrow, CEO of Aytu BioPharma stated, “We look forward to working with Medomie’s dedicated team to help bring our novel extended-release orally disintegrating tablet ADHD medicines to clinicians and patients in both Israel and the Palestinian Authority. ADHD patients are underserved in many areas of the world, and we hope that by working together, Aytu and Medomie can provide these markets with novel medications that enhance therapeutic outcomes while also helping to improve patient compliance and reduce potential therapy misuse.”

Avi Revivo, Founder and CEO of Medomie said, “This agreement ties directly into our core strategy of working with high quality partners and distributing their innovative, branded products for patients in Israel and the Palestinian Authority. We look forward to successfully building out and commercializing both the Adzenys and Cotempla brands here while addressing the needs of the area’s ADHD patient population. We look forward to a successful partnership with Aytu BioPharma.”

About Aytu BioPharma, Inc.

Aytu BioPharma is a pharmaceutical company commercializing a portfolio of commercial prescription therapeutics and consumer health products. The Company's prescription products include Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) and Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of attention deficit hyperactivity disorder (ADHD), Karbinal® ER (carbinoxamine maleate), an extended-release antihistamine suspension indicated to treat numerous allergic conditions, and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary fluoride-based prescription vitamin product lines available in various formulations for infants and children with fluoride deficiency. Aytu's consumer health segment markets a range of over-the-counter medicines and consumer health products addressing a range of common conditions including diabetes, allergy, hair regrowth, and gastrointestinal conditions. To learn more, please visit aytubio.com.

About Medomie Pharma, Ltd.

Medomie is a privately owned pharmaceutical company focused on distributing and selling innovative, branded medicines, biosimilars and niche generic products for patients in Israel and the Palestinian Authority. As an innovative and ﬂexible pharmaceutical specialist, Medomie is active in high-potential segments of the pharmaceutical market, with expertise in rapidly and efficiently identifying unexploited potential in known and unknown molecules and bringing them to market quickly. Medomie specializes in

ﬁnding those speciﬁc molecules with added value both for its partners and the local markets. The company places special emphasis on quality assurance, pharmacovigilance, and full compliance to GMP /GDP guidelines on import, storage and distribution in Israel and The Palestinian Authority.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this press release, are forward-looking statements. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others, risks associated with the Company's ability to successfully commercialize its products directly and through the Company’s current and future partnerships. We also refer you to (i) the risks described in ''Risk Factors'' in Part I, Item 1A of Aytu's most recent Annual Report on Form 10-K and in the other reports and documents it files with the Securities and Exchange Commission.

Contacts for Investors:

Mark Oki, Chief Financial Officer

Aytu BioPharma, Inc.

moki@aytubio.com

Robert Blum or Roger Weiss

Lytham Partners

AYTU@lythampartners.com